Statement Regarding Computation of Per Share Earnings

                                                                                      Three Months Ended September 30,
                                                                                      --------------------------------
                                                                                          1995               1994
                                                                                          ----               ----
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings
    Net income                                                                        $16,875,000         $17,338,000
                                                                                      ===========         ===========
Shares
    Weighted average common shares outstanding                                         30,708,288          31,936,906
    Stock options and other stock incentive plans
         considered to be common stock equivalents                                        185,158             184,184
                                                                                      -----------         -----------
    Weighted average common stock and common stock equivalents outstanding             30,893,446          32,121,090
                                                                                      ===========         ===========

Primary earnings per common share                                                           $0.55               $0.54
                                                                                      ===========         ===========
FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------
Earnings
    Net income                                                                        $16,875,000         $17,338,000
    After tax interest expense applicable to convertible debentures                        72,467              76,240
                                                                                      -----------         -----------
                                                                                      $16,947,467         $17,414,240
                                                                                      ===========         ===========
Shares
    Weighted average common shares outstanding                                         30,708,288          31,936,906
    Assumed conversion of 9.00% convertible debentures issued June 30, 1989               313,001             324,595
    Stock options and other stock incentive plans
         considered to be common stock equivalents                                        187,936             184,240
                                                                                      -----------         -----------
    Weighted average common stock and common stock equivalents outstanding             31,209,225          32,445,741
                                                                                      ===========         ===========
Fully diluted earnings per common share                                                     $0.55               $0.54
                                                                                      ===========         ===========

                                                                                    Nine Months Ended September 30,
                                                                                    -------------------------------
                                                                                        1995                1994
                                                                                        ----                ----
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings
    Net income                                                                        $48,171,000         $53,206,000
                                                                                      ===========         ===========

Shares
    Weighted average common shares outstanding                                         30,814,443          32,158,771
    Stock options and other stock incentive plans
             considered to be common stock equivalents                                    154,438             178,331
                                                                                      -----------         -----------
    Weighted average common stock and common stock equivalents outstanding             30,968,881          32,337,102
                                                                                      ===========         ===========
Primary earnings per common share                                                           $1.56               $1.65
                                                                                      ===========         ===========

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------
Earnings
    Net income                                                                        $48,171,000         $53,206,000
    After tax interest expense applicable to convertible debentures                       222,845             229,657
                                                                                      -----------         -----------
                                                                                      $48,393,845         $53,435,657
                                                                                      ===========         ===========
Shares
    Weighted average common shares outstanding                                         30,814,443          32,158,771
    Assumed conversion of 9.00% convertible debentures issued June 30, 1989               318,471             329,082
    Stock options and other stock incentive plans
         considered to be common stock equivalents                                        187,429             176,112
                                                                                      -----------         -----------
    Weighted average common stock and common stock equivalents outstanding             31,320,343          32,663,965
                                                                                      ===========         ===========
Fully diluted earnings per common share                                                     $1.55               $1.64
                                                                                      ===========         ===========


                                  Exhibit 11